                                       MORGAN
                                       & COMPANY
                                                                                                                                                                Chartered Accountants

August 8, 2003

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sirs:

We were previously the principal accountants for Wrestle-plex Sports Entertainment Group, LTD. and, under the date of October 28, 2002, we reported on the consolidated financial statements of Wrestle-plex Sports Entertainment Group, LTD. as of and for the year ended July 31, 2002. On March 24, 2003, we resigned as principal accountants.

We have read the statements made by Wrestle-plex Sports Entertainment Group, LTD. included under Item 4 of its Form 8-K Current Report dated March 24, 2003 and we agree with such statements.

Very truly yours,

/s/  Jim Philip

Jim Philip
Chartered Accountant

Tel: (604) 687-5841                    Member of             P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075                    ACPA                                                            Suite 1488 - 700 West Georgia Street
www.morgan-cas.com                                                                              International                Vancouver, B.C.  V7Y 1A1